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                                                                  Exhibit 10.10




                                    AMENDMENT No. 6, WAIVER and AGREEMENT dated
                           as of February 1, 2002 (this "AMENDMENT"), to the Credit Agreement dated as of June 23, 1999, as amended by Amendment No. 1 dated as of January 13, 2000, Amendment No. 2 dated as of March 29, 2000, Amendment No. 3 dated as of June 30, 2000, Amendment No. 4 and Waiver dated as of October 19, 2000, and Amendment No. 5 and Waiver dated as of December 31, 2000 (the "CREDIT AGREEMENT"), among ANTEON INTERNATIONAL CORPORATION, a Virginia corporation ("ANTEON" or the "BORROWER"), the Lenders (as defined in Article I of the Credit Agreement), CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as an Issuing Bank (as defined in Article I of the Credit Agreement), and as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders, CITIZENS BANK OF PENNSYLVANIA, as syndication agent (in such capacity, the "SYNDICATION AGENT"), as swingline lender (in such capacity, the "SWINGLINE LENDER"), and as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders, and DEUTSCHE BANK AG, New York Branch, as documentation agent (in such capacity, the "DOCUMENTATION AGENT").

         A. Pursuant to the Credit Agreement, the Lenders and the Issuing Banks have extended, and have agreed to extend, credit to the Borrower.

         B. Anteon has informed the Administrative Agent that (i) Holdings has changed its name to Anteon International Corporation and (ii) Anteon intends to merge (the "MERGER") with and into Holdings, with Holdings being the surviving corporation of the Merger. Upon the consummation of the Merger, Holdings will succeed to all the rights and be bound by all the obligations of Anteon, including Anteon's rights and obligations as the Borrower under the Credit Agreement and the other Loan Documents to which Anteon is a party.

         C. Anteon has further informed the Administrative Agent that (i) immediately prior to the Merger, (x) the holder of the Holdings Convertible Notes will convert (the "CONVERSION") such notes in accordance with their terms into shares of non-voting common stock of Holdings and (y) Holdings will pay in cash to such holder accrued and unpaid interest on the Holdings Convertible Notes (the "CASH INTEREST PAYMENT"), (ii) in connection with the Merger, all the then-outstanding shares of common stock of Holdings will be converted into a single class of common stock (the "COMMON STOCK"), (iii) in connection with the Merger, the then-outstanding common stock of Anteon held by Holdings will be cancelled, and the then-outstanding common stock of Anteon held by other shareholders will be converted (subject to the exercise of appraisal rights) into Common Stock, (iv) in connection with the Merger, Holdings will prepay the Investor Note held by Azimuth Technologies, L.P., in the aggregate outstanding principal amount of approximately $11,500,000, together with accrued and unpaid interest thereon (the "AZIMUTH PREPAYMENT"), and (v) immediately after the Merger, the Borrower will engage in an underwritten public offering of Common Stock of, and by, the Borrower pursuant to a registration statement (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, and expects to receive Net Cash Proceeds therefrom of at least $68,000,000 (the "IPO"). The

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                                                                               2

transactions described in this paragraph, together with the Merger, are collectively referred to herein as the "RECAPITALIZATION".

         D. Anteon has requested that the Required Lenders agree to waive compliance by the Borrower with, and/or modify, certain provisions of the Credit Agreement to permit and/or give effect to the consummation of the Recapitalization and certain related transactions as described herein. The Required Lenders, on the terms and subject to the conditions set forth herein, are willing to agree to such waivers and modifications.

         E. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

         Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. WAIVER AND AGREEMENT. (a) The Required Lenders hereby waive compliance by the Borrower with the provisions of Section 6.05(a) of the Credit Agreement to the extent, but only to the extent, necessary to allow the Merger to occur.

         (b) The Required Lenders and the Borrower hereby agree that, notwithstanding the provisions of Section 2.13(d) of the Credit Agreement, the Borrower shall only be required to use $8,000,000 of the Net Cash Proceeds of the IPO to prepay the Term Loans in accordance with such Section; PROVIDED, HOWEVER, that, if, on the later to occur of (i) March 31, 2002 (after giving effect to the scheduled amortization payment to be made on such date), and (ii) the Amendment Effective Date, the outstanding principal amount of the Term Loans shall exceed $25,000,000, then on such date the Borrower shall make an additional mandatory prepayment of Term Loans under Section 2.13(g) of the Credit Agreement in an amount sufficient to eliminate such excess.

         (c) The Required Lenders hereby waive compliance by the Borrower with the provisions of Section 6.07 of the Credit Agreement to the extent, but only to the extent, necessary to permit (i) the Merger, the Conversion, the Azimuth Prepayment and the Cash Interest Payment and (ii) upon consummation of the Recapitalization, the payment of up to $3,600,000 in the aggregate to Caxton-Iseman Capital, Inc. in connection with the termination of the management advisory agreement between Anteon and Caxton-Iseman Capital, Inc. (the "TERMINATION FEE").

         (d) The Required Lenders hereby waive compliance by the Borrower with the provisions of Section 6.14(b) of the Credit Agreement to the extent, but only to the extent, necessary to permit the Borrower (i) to use a portion of the Net Cash Proceeds of the IPO to either redeem under Section 5 of the Senior Subordinated Notes, or repurchase from time to time, up to $25,000,000 aggregate principal amount of Senior Subordinated Notes (together with the premium required by such section and accrued and unpaid interest thereon) and (ii) to repurchase from time to time up to $10,000,000 aggregate principal amount of Senior Subordinated Notes; PROVIDED, HOWEVER, that, in the case of this clause
(ii), after giving effect to any such repurchase (including the incurrence of any Indebtedness to finance the same), (x) no Default or Event of Default shall have occurred and be continuing, (y) the Senior Leverage Ratio shall be less than or equal to 2.0 to 1.0 and (z) the Borrowing Base shall exceed the Aggregate Revolving Credit Exposure by at least $10,000,000.


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         (e) The Required Lenders hereby waive compliance by the Borrower with the provisions of Section 6.14(d) of the Credit Agreement to the extent, but only to the extent, necessary to permit the Borrower to amend its Certificate of Incorporation and Bylaws and to enter into agreements with respect to its Equity Interests, in each case substantially as described in the Registration Statement.

         (f) The Borrower, the Required Lenders and Holdings hereby agree that because, as a result of the Merger, Holdings will succeed to all the rights and be bound by all the obligations of Anteon, including Anteon's rights and obligations as the Borrower under the Credit Agreement, upon the consummation of the Merger all references to "Holdings" in the Credit Agreement will be null and void.

         SECTION 2. AMENDMENTS. (a) The second paragraph of the preamble to the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

         "Proceeds of any Incremental Term Loans are to be used solely to finance Permitted Acquisitions and to pay related fees and expenses."

         (b) Section 1.01 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order therein the following:

                  "AMENDMENT NO. 6" shall mean Amendment No. 6, Waiver and Agreement dated as of February 1, 2002, to this Agreement.

                  "INCREMENTAL TERM LENDER" shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

                  "INCREMENTAL TERM LOAN AMOUNT" shall mean, at any time, the excess, if any, of $50,000,000 over the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to Section 2.24.

                  "INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT" shall mean an Incremental Term Loan Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Term Lenders.

                  "INCREMENTAL TERM LOAN COMMITMENT" shall mean the commitment of any Lender, established pursuant to Section 2.24, to make Incremental Term Loans to the Borrower.

                  "INCREMENTAL TERM LOAN MATURITY DATE" shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

                  "INCREMENTAL TERM LOAN REPAYMENT DATES" shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

                  "INCREMENTAL TERM LOANS" shall mean term loans made by one or more Lenders to the Borrower pursuant to an Incremental Term Loan Assumption Agreement. Incremental Term Loans may be made in the form of additional Term

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                                                                               4

         Loans or, to the extent permitted by Section 2.24 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

                  "OTHER TERM LOANS" shall have the meaning assigned to such term in Section 2.24(a).

                  "TERM LENDER" shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

         (c) The definition of the term "Applicable Percentage" set forth in
Section 1.01 of the Credit Agreement is hereby amended by inserting the words "(except as otherwise provided in the Incremental Term Loan Assumption Agreement with respect to any Incremental Term Loan)" after the words "shall mean" in the first sentence thereof.

         (d) The definition of the term "Change of Control" set forth in Section
1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "CHANGE IN CONTROL" shall mean (a) the failure by the Permitted Investors to own, directly or indirectly, beneficially and of record, Equity Interests in the Borrower representing at least 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Permitted Investors, of Equity Interests representing a greater percentage of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower then held, directly or indirectly, beneficially and of record, by the Permitted Investors; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by persons who were neither (i) nominated by the board of directors of the Borrower or any Permitted Investor nor
         (ii) appointed by the directors so nominated; or (d) the occurrence of a "Change of Control" or similar event (however denominated) under and as defined in the Senior Subordinated Note Documents or any other Indebtedness of the Borrower or any Subsidiary in an aggregate outstanding principal amount in excess of $10,000,000.

         (e) The last sentence of the definition of the term "EBITDA" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Except for purposes of determining the Leverage Ratio as that term is used in the definition of the term "Applicable Rate", EBITDA for any period ending on or after the date the Recapitalization (as defined in Amendment No. 6) is consummated shall be adjusted by adding thereto (without duplication and only to the extent deducted in calculating Net Income for such period) (i) the amount of the Termination Fee (as defined in Amendment No. 6) actually paid during such period, (ii) fees paid during such period in an aggregate amount not to exceed $3,000,000 and associated with the early termination of Hedging Agreements as a result of the transactions contemplated by Amendment No. 6, (iii) premiums paid during such period in an aggregate amount not to exceed $4,200,000 in respect of the redemption and repurchases of Senior Subordinated Notes as

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                                                                               5

                  permitted by Amendment No. 6, (iv) charges during such period in respect of unamortized fees in respect of the Loans and (v) other non-recurring charges during such period in connection with the Recapitalization in an aggregate amount not to exceed $1,000,000."

         (f) The definition of the term "Loan Documents" set forth in Section
1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "LOAN DOCUMENTS" shall mean this Agreement, the Subsidiary Guarantee Agreement, the Security Documents, the Indemnity, Subrogation and Contribution Agreement and each Incremental Term Loan Assumption Agreement.

         (g) The definition of the term "Term Loan Commitments" set forth in
Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

         "Unless the context shall otherwise require, after the effectiveness of any Incremental Term Loan Commitment the term "Term Loan Commitments" shall include such Incremental Term Loan Commitment."

         (h) The definition of the term "Term Loans" set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

         "Unless the context shall otherwise require, the term "Term Loans" shall include any Incremental Term Loans."

         (i) Section 2.09(a) of the Credit Agreement is hereby amended by inserting the words "(other than any Incremental Term Loan Commitments, which shall terminate in accordance with the applicable Incremental Term Loan Assumption Agreement)" after the word "Commitments" in the first sentence thereof.

         (j) Section 2.10(vii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date or an Incremental Term Loan Repayment Date, as applicable, occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings comprised of Term Loans and Incremental Term Loans, as applicable, with Interest Periods ending on or prior to such Repayment Date or Incremental Term Loan Repayment Date, respectively, and (B) the ABR Term Loan Borrowings comprised of Term Loans and Incremental Term Loans, as applicable, would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date or Incremental Tem Loan Repayment Date, respectively."

         (k) Section 2.11 of the Credit Agreement is hereby amended by (i) inserting the words "(other than Term Borrowings consisting of Other Term Loans)" after the word "Borrowings" in the first sentence of paragraph (a) thereof, (ii) redesignating paragraph (b) thereof as paragraph "(c)" and (iii) inserting therein the following new paragraph (b):

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                           "(b) The Borrower shall pay to the Administrative
                  Agent, for the account of the Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.12 and 2.13(g)) equal to the amount set forth for such date in the applicable Incremental Term Loan Assumption Agreement. To the extent not previously paid, all Incremental Term Loans shall be due and payable on the Incremental Term Loan Maturity Date."

         (l) Section 2.13 of the Credit Agreement is hereby amended by adding the following new paragraph at the end thereof:

                           "(i) To the extent so provided in the applicable
                  Incremental Term Loan Assumption Agreement, so long as any Term Loans shall remain outstanding, any Incremental Term Lender may elect, by notice to the Administrative Agent in writing no later than 3:00 p.m., New York City time, at least two Business Days prior to any prepayment of Incremental Term Loans required to be made by the Borrower for the account of such Lender pursuant to this Section 2.13, to cause all or a portion of such prepayment to be applied instead to prepay Term Loans in accordance with paragraph (g) above."

         (m) Article II of the Credit Agreement is hereby amended by adding the following Section 2.24 at the end thereof:

                           "SECTION 2.24.  INCREASE IN TERM LOAN COMMITMENTS.
                  (a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Term Loan Amount from one or more Incremental Term Lenders, which may include any existing Lender; provided that each Incremental Term Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000 or equal to the remaining Incremental Term Loan Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice), and (iii) whether such Incremental Term Loan Commitments are to be Term Loan Commitments or commitments to make term loans with economic terms (such as interest rates, maturities and amortization schedules) that are different from the Term Loans ("OTHER TERM LOANS").

                           (b) The Borrower and each Incremental Term Lender
                  shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender. Each Incremental Term Loan Assumption Agreement shall specify the terms of the Incremental Term Loans to be made thereunder; PROVIDED that, without the prior written consent of the Required Lenders, (i) the final maturity date of any Other Term Loans shall be no earlier than the Term Loan

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                                                                               7

                  Maturity Date and (ii) the average life to maturity of any Other Term Loans shall be no shorter than the average life to maturity of the Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment evidenced thereby.

                           (c) Notwithstanding the foregoing, no Incremental
                  Term Loan Commitment shall become effective under this Section
                  2.24 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders) legal opinions, board resolutions and an officer's certificate consistent with those delivered on the Closing Date under paragraphs (a) and (c) of Section 4.02.

                           (d) Each of the parties hereto hereby agrees that the
                  Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis. This may be accomplished at the discretion of the Administrative Agent by requiring each outstanding Eurodollar Term Borrowing to be converted into an ABR Term Borrowing on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each outstanding Eurodollar Term Borrowing on a pro rata basis, even though as a result thereof such Incremental Term Loan may effectively have a shorter Interest Period than the Term Loans included in the Borrowing of which they are a part (and notwithstanding any other provision of this Agreement that would prohibit such an initial Interest Period). Any conversion of Eurodollar Term Loans to ABR Term Loans required by the preceding sentence shall be subject to Section 2.16. If any Incremental Term Loan is to be allocated to an existing Interest Period for a Eurodollar Term Borrowing then, subject to Section 2.07, the interest rate applicable to such Incremental Term Loan for the remainder of such Interest Period shall equal the Adjusted LIBO Rate for a period approximately equal to the remainder of such Interest Period (as determined by the Administrative Agent two Business Days before the date such Incremental Term Loan is made) plus the Applicable Percentage. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.11(a) required to be made after the making of such Incremental Term Loans shall be ratably increased to reflect the aggregate principal amount of such Incremental Term Loans. In such event, the Administrative Agent shall prepare and distribute to the Borrower and the Lenders an updated amortization schedule which shall be conclusive absent manifest error."

         (n) Section 6.01 of the Credit Agreement is hereby amended as follows:

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                                                                               8

                  (i) by deleting the amount "$1,000,000" set forth in subsection (j) and substituting therefor the amount "$1,500,000";

                  (ii) by deleting the word "and" at the end of subsection (k);

                  (iii) by replacing the period at the end of subsection (l) with the words "; and"; and

                  (iv) by inserting the following new subsection (m):

                           "(m) Unsecured Guarantees by the Borrower of loans made by third parties to members of senior management of the Borrower and the Subsidiaries in an aggregate principal amount not to exceed $3,000,000 at any time outstanding."

         (o) Section 6.04 of the Credit Agreement is hereby amended as follows:

                  (i) by deleting the amount "$4,000,000" set forth in subsection (h) and substituting therefor the amount "$6,000,000"; and

                  (ii) by deleting the amount "$4,000,000" set forth in subsection (p) and substituting therefor the amount "$10,000,000".

         (p) Section 6.06(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to the holders of its Equity Interests and (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Equity Interests owned by employees of the Borrower or make payments to employees of the Borrower or any of its Subsidiaries, in each case upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to incentive plans or in connection with the death or Disability of such employees in an aggregate amount not to exceed $10,000,000 in any fiscal year."

         (q) Section 6.12 of the Credit Agreement is hereby amended by replacing the table set forth therein with the following:

         DATE OR PERIOD                                           RATIO
         --------------                                           -----

         October 1, 2001 through December 31, 2001                3.50:1.0
         January 1, 2002 through December 31, 2003                2.50:1.0
         January 1, 2004 and thereafter                           2.25:1.0
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         SECTION 3. REPRESENTATIONS AND WARRANTIES. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders, the Administrative Agent, the Issuing Banks, the Collateral Agent, the Syndication Agent and the Documentation Agent that, after giving effect to this Amendment, (a) the representations and warranties set forth in
Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date; and (b) no Default or Event of Default has occurred and is continuing.

         SECTION 4. AMENDMENT FEE. The Borrower agrees to pay to each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 12:00 noon on February 1, 2002 (the "SIGNING DATE"), an amendment fee (the "AMENDMENT FEE") (i) in an amount, payable on the Signing Date, equal to 0.125% of the sum of such Lender's Revolving Credit Commitment (whether used or unused) and outstanding Term Loans as of the Signing Date, and (ii) in an amount, payable on the Amendment Effective Date (as defined below), equal to 0.125% of the sum of such Lender's Revolving Credit Commitment (whether used or unused) and outstanding Term Loans as of the Amendment Effective Date, calculated on a pro forma basis after giving effect to the prepayment of Term Loans made and required to be made pursuant to Section 1(b) hereof. The Amendment Fee shall be payable in immediately available funds. Once paid, the Amendment Fee shall not be refundable.

         SECTION 5. EFFECTIVENESS. This Amendment shall become effective as of the date set forth above on the date (the "AMENDMENT EFFECTIVE DATE") occurring on or prior to September 30, 2002, that the following conditions are satisfied:

                  (a) the Administrative Agent shall have received the Amendment Fee;

                  (b) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, the Guarantors and the Required Lenders; and

                  (c) the IPO shall have been or shall simultaneously be consummated.

         SECTION 6. EFFECT OF AMENDMENT; EFFECT OF MERGER. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Issuing Banks, the Collateral Agent, the Administrative Agent, the Syndication Agent or the Documentation Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.
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                                                                              10


         (b) Immediately upon the consummation of the Merger, and without the need for any further action, Holdings shall succeed to all the rights and be bound by all the obligations of the Borrower under the Credit Agreement and the other Loan Documents to which the Borrower is a party as if originally named the Borrower therein. Without limiting its obligations under Section 5.12 of the Credit Agreement, Holdings agrees to execute any and all further documents, financing statements, agreements and instruments, and to take all further action that may be required under applicable law or that the Required Lenders, the Administrative Agent or the Collateral Agent may request, in order to effectuate the foregoing.

         SECTION 7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

         SECTION 8. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK.

         SECTION 9. HEADINGS. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION 10. EXPENSES. The Borrower agrees to reimburse the Administrative Agent for all out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

         SECTION 11. ACKNOWLEDGMENT OF GUARANTORS. Each of the Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                             ANTEON INTERNATIONAL CORPORATION,
                                             the Borrower,


                                             by: /s/ Carlton B. Crenshaw
                                                --------------------------------
                                                Name:  Carlton B. Crenshaw
                                                Title: Sr. V.P. Finance and CFO


                                             ANTEON INTERNATIONAL CORPORATION,
                                             Holdings,


                                             by: /s/ Carlton B. Crenshaw
                                                --------------------------------
                                                Name:  Carlton B. Crenshaw
                                                Title: Sr. V.P. Finance and CFO


                                             ANTEON CORPORATION,


                                             by: /s/ Carlton B. Crenshaw
                                                --------------------------------
                                                Name:  Carlton B. Crenshaw
                                                Title: Sr. V.P. Finance and CFO


                                             BUTLER PROPERTY HOLDING, INC.,


                                             by: /s/ Curtis L. Schehr
                                                --------------------------------
                                                Name:  Curtis L. Schehr
                                                Title: Secretary


                                             CITI-SIUS LLC,


                                             by: /s/ Carlton B. Crenshaw
                                                --------------------------------
                                                Name:  Carlton B. Crenshaw
                                                Title: Vice President

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                                                                              12


                                             SOUTH TEXAS SHIP REPAIR, INC.,


                                             by: /s/ Carlton B. Crenshaw
                                                --------------------------------
                                                Name:  Carlton B. Crenshaw
                                                Title: Sr. V.P. and Treasurer


                                             CREDIT SUISSE FIRST BOSTON,
                                             individually and as Administrative
                                             Agent and Issuing Bank,


                                             by: /s/ Robert Hetu
                                                --------------------------------
                                                Name:  Robert Hetu
                                                Title: Director


                                             by: /s/ Mark Heron
                                                --------------------------------
                                                Name:  Mark Heron
                                                Title: Associate


                                             CITIZENS BANK OF PENNSYLVANIA, a
                                             Pennsylvania state chartered bank,
                                             as assignee of Mellon Bank, N.A.,
                                             individually and as Collateral
                                             Agent, Swingline Lender and
                                             Syndication Agent,


                                             by: /s/ Leslie A. Grizzard
                                                --------------------------------
                                                Name:  Leslie A. Grizzard
                                                Title: Vice President



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                                                                              13


                                             SIGNATURE PAGE TO AMENDMENT NO. 6,
                                             WAIVER AND AGREEMENT DATED AS OF
                                             FEBRUARY 1, 2002, TO THE ANTEON
                                             INTERNATIONAL CORPORATION CREDIT
                                             AGREEMENT.

                              Name of Lender: Branch Banking & Trust Company
                                             -----------------------------------

                                             by: /s/ Ronald P. Gudbrandsen
                                                --------------------------------
                                                Name:  Ronald P. Gudbrandsen
                                                Title: Vice President